Mannatech Reports Financial Results for First Quarter 2024
Q1 2024 EPS of $0.63 vs. $0.32 in Q1 2023

(FLOWER MOUND, Texas) May 14, 2024 - Mannatech, Incorporated (NASDAQ: MTEX), a global health and wellness company committed to transforming lives to make a better world, today announced financial results for its first quarter of 2024.

First Quarter Highlights
•Net sales for the quarter ended March 31, 2024 were $29.4 million, as compared to $34.1 million for the same period in 2023, a decrease of $4.7 million, or 13.8%. On a Constant dollar basis (see Non-GAAP Measures, below) our net sales decreased $3.9 million, or 11.3%, and unfavorable foreign exchange caused a $0.8 million decrease in GAAP net sales as compared to the same period in 2023. The decline in revenues was principally in our Asia/Pacific region reflecting reduced recruiting of sales associates and preferred customers along with continued weak economic conditions.^
•Gross profit as a percentage of net sales increased to 78.6% for three months ended March 31, 2024, as compared to 78.3% for the same period in 2023, largely due to reduced costs of freight and shipping and other supply chain initiatives.
•Income from operations was $0.8 million for the three months ended March 31, 2024 as compared to $0.7 million in the same period last year. On a Constant dollar basis (see Non-GAAP Measures, below), income from operations was unfavorably affected by $0.3 million due to foreign exchange. Higher gross profit margins coupled with lower selling and administrative expenses resulting from cost reductions, more than offset the profitability impact from the decline in revenues.
•Net income was $1.2 million for the three months ended March 31, 2024, or $0.63 per diluted share, as compared to $0.6 million, or $0.32 per diluted share for the three months ended March 31, 2023.
•As of March 31, 2024, the company's cash and cash equivalents increased 2.3%, or $0.2 million, to $7.9 million from $7.7 million as of December 31, 2023. Cash provided by operating activities was $1.87 million for the first quarter 2024 as compared to $1.35 million in the same period last year.
•The approximate number of new and continuing independent associate and preferred customer positions held by individuals in Mannatech’s network and associated with purchases of its packs or products as of March 31, 2024 and 2023 remained constant at approximately 143,000. Recruiting new associates and preferred customers declined 13.6% in the First quarter of 2024 as compared to the First quarter of 2023.

Landen Fredrick, President and CEO, stated, “Demand remained weak in the first quarter across our world-wide operations but was most pronounced in our Asia/Pacific region where economic conditions did not improve from the fourth quarter last year. We overcame our revenue shortfall with aggressive and effective cost control measures resulting in reducing our SG&A expenses and generating $0.8 million in operating income.”
Mr. Fredrick continued, “We are a multinational company and therefore we are subject to fluctuations in the value of the U.S. Dollar versus other currencies in the countries we operate. In the first quarter we had a $0.8 million foreign exchange gain, reflected in “Other Income” in our Statement of Operations. The foreign exchange gain, coupled with our operating income in the period, had a significant contribution to achieving net income of $1.2 million in the first quarter of this year.”
Mr. Fredrick concluded, “We see continued economic challenges for the remainder of 2024, however, we remain committed to increasing our revenues through increasing the number of our sales associates and preferred customers and while maintaining disciplined cost controls.”

Non-GAAP Financial Measures
In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of Constant dollar measures. The company discloses operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations.
The company believes that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. The constant currency figures are financial measures used by management to provide investors an additional perspective on trends. Although management believes the non-GAAP financial measures enhance investors’ understanding of their business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures. Please see the accompanying table entitled "Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures.

Safe Harbor statement
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” "hope," “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

^ Mannatech operates in China under a cross-border e-commerce platform that is separate from its network marketing model.

Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com

Contact Information:
Erin K. Barta
General Counsel and Corporate Secretary
972-471-7742
ir@mannatech.com
www.mannatech.com

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share information)

ASSETS	March 31, 2024 (unaudited)	December 31, 2023
Cash and cash equivalents	$7,911	$7,731
Restricted cash	938	938
Accounts receivable, net of allowance of $1,200 and $1,278	320	91
Income tax receivable	450	465
Inventories, net	13,679	14,535
Prepaid expenses and other current assets	3,146	1,774
Deferred commissions	1,836	2,130
Total current assets	28,280	27,664
Property and equipment, net	3,769	4,147
Long-term restricted cash	693	718
Other assets	6,711	7,066
Deferred tax assets, net	1,605	1,611
Total assets	$41,058	$41,206
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of finance leases	$265	$269
Accounts payable	4,882	4,010
Accrued expenses	5,899	6,779
Commissions and incentives payable	8,419	8,175
Taxes payable	1,922	1,521
Current notes payable	525	240
Deferred revenue	4,235	4,786
Total current liabilities	26,147	25,780
Finance leases, excluding current portion	888	956
Other long-term liabilities	3,578	3,986
Total liabilities	30,613	30,722

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 1,884,814 shares outstanding as of March 31, 2024 and 2,742,857 shares issued and 1,860,154 shares outstanding as of December 31, 2023	—	—
Additional paid-in capital	32,948	33,309
Accumulated deficit	(121)	(1,301)
Accumulated other comprehensive loss	(2,446)	(1,015)
Treasury stock, at average cost, 858,043 shares as of March 31, 2024 and 882,703 shares as of December 31, 2023	(19,936)	(20,509)
Total shareholders’ equity	10,445	10,484
Total liabilities and shareholders’ equity	$41,058	$41,206

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share information)

	Three Months Ended March 31,
	2024	2023
Net sales	$29,393	$34,114
Cost of sales	6,296	7,413
Gross profit	23,097	26,701
Operating expenses:
Commissions and incentives	11,685	13,558
Selling and administrative expenses	10,176	12,043
Depreciation and amortization expense	416	387
Total operating expenses	22,277	25,988
Income from operations	820	713
Interest income, net	18	24
Other income, net	871	333
Income before income taxes	1,709	1,070
Income tax (provision)	(529)	(466)
Net income	$1,180	$604
Income per common share:
Basic	$0.63	$0.32
Diluted	$0.63	$0.32
Weighted-average common shares outstanding:
Basic	1,884	1,872
Diluted	1,884	1,891

Net sales by region for the three months ended March 31, 2024 and 2023 were as follows (in millions, except percentages):

Region	Three Months Ended March 31, 2024		Three Months Ended March 31, 2023
Americas	$10.2	34.7%	$10.5	30.8%
Asia/Pacific	17.1	58.2%	21.1	61.9%
EMEA	2.1	7.1%	2.5	7.3%
Total	$29.4	100.0%	$34.1	100.0%

Non-GAAP Financial Measures (Sales, Gross Profit and Income from Operations in Constant Dollars)
To supplement its financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mannatech discloses operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. It refers to these adjusted financial measures as Constant dollar items, which are non-GAAP financial measures. The company believes these measures provide investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, it calculates current year results and prior year results at a constant exchange rate, which is the prior year’s rate. Currency impact is determined as the difference between the actual GAAP results and the recalculated results for the current year at the Constant dollar rates.
The table below reconciles fiscal year 2024 and 2023 Constant dollar net sales, gross profit and income from operations to GAAP net sales, gross profit and income from operations.

Three-month period ended	March 31, 2024			March 31, 2023	Constant $ Change
(in millions, except percentages)	GAAP Measure: Total $	Translation Adjustment	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net sales	$29.4	$0.8	$30.2	$34.1	$(3.9)	(11.4)%
Gross profit	23.1	0.7	23.8	26.7	(2.9)	(10.9)%
Income from operations	0.8	0.3	1.1	0.7	0.4	57.1%